Exhibit 99.1

Media Release

OTTAWA, May 3, 2017

Mitel Reports Solid March Quarter Revenues and Earnings Per Share

Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in enterprise communications, today announced financial results for the first quarter ended March 31, 2017.

“We are pleased with our results in the first quarter which demonstrated solid operational execution. In Enterprise, we drove steady market share gains. We were especially pleased with our performance in the larger European markets, where Mitel’s financial strength helps us to expand on our leadership position in the region,” said Richard McBee, Chief Executive Officer. “Recurring cloud grew in-line with our expectations as orders continued to be strong, and we continued to ramp our installation capacity.”

Mr. McBee also commented, “With the mobile divestiture behind us we are taking proactive cost reduction actions to align our operating expenses with our current and future business investment needs. This includes a workforce reduction of approximately 10% expected to be completed between now and the end of the year. This is expected to generate an annualized savings of approximately $30 million. We anticipate taking a charge in 2017 in the range of $25 million to $35 million.”

“During the quarter, Mitel took several major steps to fundamentally strengthen our capital structure and operating model,” commented Steve Spooner, Chief Financial Officer. “We paid down $364 million in debt, secured attractive new credit facilities at significantly lower interest rates, initiated a stock buyback program, and initiated cost reduction actions to position the company to achieve its long-term financial targets.”

Financial Highlights from Continuing Operations

in millions (except per share data)	Q1 2017	Q1 2016
		Historical Currency	Constant Currency[1]
GAAP Revenues	$223.1	$233.0	$228.1
GAAP Net Income (Loss)	($19.7)	($11.8)	($12.9)
Non-GAAP Net Income[2]	$10.9	$10.5	$9.4
GAAP EPS – basic	($0.16)	($0.10)	($0.11)
Non-GAAP EPS[3]	$0.09	$0.08	$0.07
Adjusted EBITDA[4]	$21.0	$22.7	$21.6

1 – Constant currency is a non-GAAP measure that adjusts Q1-2016 results by using the same foreign currency exchange rates as in Q1-2017. See “Non-GAAP Financial Measurements” below.

2 – Non-GAAP Net Income is a non-GAAP measure defined as Net Income (Loss), adjusted for items as noted in the table included in this press release under “Reconciliation of Net Loss to Non-GAAP Net Income (Loss)”. See “Non-GAAP Financial Measurements” below.

3 – Non-GAAP EPS (earnings per share), or Non-GAAP net income per common share, is a non-GAAP measure defined as Non-GAAP Net Income divided by weighted average number of common shares outstanding, fully diluted. See the table included in this press release under “Reconciliation of Net Loss to Non-GAAP Net Income (Loss).” See “Non-GAAP Financial Measurements” below.

4 – Adjusted EBITDA is a non-GAAP measure defined as Net Income (Loss), adjusted for items as noted in the table included in this press release under “Reconciliation of Net Loss to Adjusted EBITDA”. See “Non-GAAP Financial Measurements” below.

Media Release

Business Highlights

◾	Recurring cloud seats grew by 45,000 during the quarter and now stand at 588,000
◾	Working with a large service provider, Mitel is transitioning 10,000 employees of a second large European-based auto manufacturer from premise to a cloud-based Unified Communications solution.
◾	A Midwestern US-based furniture retailer with more than 65 locations and an on-line presence selected MiCloud Enterprise and MiCloud Contact Center to connect all locations, centralize answering, and manage their advanced contact center needs including callback in queue and multi-media requirements. The system is all hosted by Mitel.
◾	HealthEast, which manages four hospitals and 13 clinics in St Paul, Minnesota, selected MiVoice Business and MiContact Center. Mitel competed for the business against incumbent Avaya.

Business Outlook

Mitel has set the following financial performance guidance for Continuing Operations for the quarter ending June 30, 2017.

Q2-2017 Guidance
GAAP Revenues	$230 million to $255 million
GAAP Gross Margin %	53.5% to 55.5%
Adjusted EBITDA %	10.0% to 15.0%
Non-GAAP Net Income	5.5% to 9.5%
Diluted Share count	126,500,000

A reconciliation between the Business Outlook for Q2-2017 on a GAAP and non-GAAP basis is provided in the table entitled “Reconciliation of Guidance-Non-GAAP Net Income and Adjusted EBITDA to GAAP Net Income (Loss), before income taxes” located in the tables at the end of this release.

Conference Call Information

Mitel will host an investor conference call and live webcast on Thursday, May 4 2017 at 8:30 a.m. ET (5:30 a.m. PT) to discuss its financial results for the first quarter ended March 31, 2017. To access the conference call, dial 888-734-0328. Callers outside the U.S. and Canada should dial 678-894-3054. The live webcast will be accessible on Mitel’s investor relations website at www.mitel.com. It will be archived and available on this site for replay on Thursday, May 4, 2017 after 12:00 p.m. ET. We have also provided a slide deck to help illustrate our financial results. It has been posted on www.mitel.com. Our Form 10-Q is expected to be filed with the SEC on or before May 4, 2017 and will include our complete financial results for the quarter ended March 31, 2017.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including Adjusted EBITDA, non-GAAP net income, non-GAAP EPS (earnings per share) or non-GAAP net income per common share and Constant Currency. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events and other factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with U.S. generally accepted accounting principles. Please see the reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Media Release

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the ability to recognize the anticipated benefits from the divestment of Mitel’s mobile division; risks associated with the non-cash consideration received by Mitel in connection with the divestment of the Mobile division; the impact to Mitel’s business that could result from the announcement of the divestment of the Mobile division; the anticipated size of the markets and continued demand for Mitel products and services; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulatory authorities on March 1, 2017. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in enterprise communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Media and Industry Analysts – Americas

Amy MacLeod

613-691-3317

amy.macleod@mitel.com

Investors

Michael McCarthy

469-574-8134

michael.mccarthy@mitel.com

	CY16	CY16	CY16	CY16	CY17
	Q1	Q2	Q3	Q4	Q1
Total Cloud Seats	2,194,040	2,468,791	2,654,978	3,090,361	3,263,255
Recurring Cloud Seats	419,766	450,856	494,302	543,725	588,460

MITEL NETWORKS CORPORATION

SUMMARY CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$56.5	$97.3
Accounts receivable	173.0	186.3
Sales-type lease receivables	5.6	5.8
Inventories	78.2	74.9
Other current assets	80.6	57.7
Assets of component held for sale, current	—	121.3

	393.9	543.3
Non-current portion of sales-type lease receivables	6.7	6.7
Deferred tax asset	194.8	185.2
Property and equipment	36.1	39.1
Identifiable intangible assets	91.5	100.4
Goodwill	346.3	346.3
Other non-current assets	21.9	7.9
Assets of component held for sale, non-current	—	332.5

	$1,091.2	$1,561.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$180.7	$200.6
Current portion of deferred revenue	92.5	88.0
Current portion of long-term debt	12.4	38.9
Liabilities of component held for sale, current	—	58.3

	285.6	385.8
Long-term debt	225.0	547.1
Long-term portion of deferred revenue	38.6	39.4
Deferred tax liability	9.2	10.0
Pension liability	145.6	145.5
Other non-current liabilities	25.2	25.9
Liabilities of component held for sale, non-current	—	24.8

	729.2	1,178.5

Shareholders’ equity	362.0	382.9

	$1,091.2	$1,561.4

MITEL NETWORKS CORPORATION

SUMMARY STATEMENT OF OPERATIONS INFORMATION

(in millions of US dollars)

(unaudited)

	Quarter Ended March 31, 2017 (US GAAP, except as indicated otherwise)	Quarter Ended March 31, 2016 (US GAAP, except as indicated otherwise)
Revenues	$223.1	$233.0
Cost of revenues	104.0	109.2

Gross Margin	119.1	123.8

Expenses:
Selling, general and administrative	83.4	84.8
Research and development	22.8	25.2
Special charges and restructuring costs	10.8	13.4
Amortization of acquisition-related intangible assets	8.6	8.8

	125.6	132.2

Operating loss	(6.5)	(8.4)
Interest expense	(3.2)	(4.5)
Debt retirement and other debt costs	(18.0)	(1.3)
Other income (expense)	0.6	(0.7)

Loss from continuing operations, before income taxes	(27.1)	(14.9)
Current income tax recovery (expense)	(1.1)	(2.1)
Deferred income tax recovery (expense)	8.5	5.2

Net loss from continuing operations	(19.7)	(11.8)
Net loss from discontinued operations	(1.4)	(10.6)

Net loss	$(21.1)	$(22.4)

Non-GAAP measures:
Adjusted EBITDA from continuing operations	$21.0	$22.7
Adjusted EBITDA from discontinued operations	$(12.2)	$2.9
Adjusted EBITDA	$8.8	$25.6

Non-GAAP net income from continuing operations	$10.9	$10.5
Non-GAAP net loss from discontinued operations	$(12.7)	$(3.2)
Non-GAAP net income (loss)	$(1.8)	$7.3

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended March 31, 2017	Quarter Ended March 31, 2016
Cash provided by (used in):
Net cash provided by operating activities	$10.7	$36.8
Net cash provided by (used in) investing activities	316.0	(5.0)
Net cash used in financing activities	(372.4)	(41.0)
Effect of exchange rate changes on cash balances	1.4	1.0

Net decrease in cash and cash equivalents	(44.3)	(8.2)

Cash and cash equivalents, beginning of period	100.8	91.6

Cash and cash equivalents, end of period	$56.5	$83.4

Additional information on capital expenditures:
Capital expenditures acquired with cash	$4.3	$5.0
Capital expenditures financed through capital leases	0.8	2.3

Total capital expenditures	$5.1	$7.3

MITEL NETWORKS CORPORATION

Revenue and Gross Margin

(in millions of US dollars)

(unaudited)

	Quarter Ended March 31, 2017	Quarter Ended March 31, 2016
Revenues
Product	$132.7	$139.2
Services	59.4	65.6
Cloud recurring	31.0	28.2

Total revenues	$223.1	$233.0

Gross margin
Product	$73.2	$80.9
Services	30.2	28.9
Cloud recurring	15.7	14.0

Total gross margin	$119.1	$123.8

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended March 31, 2017	Quarter Ended March 31, 2016
Net loss	$(21.1)	$(22.4)
Net loss from discontinued operations	1.4	10.6

Net loss from continuing operations	(19.7)	(11.8)
Adjustments:
Interest expense	3.2	4.5
Income tax expense (recovery)	(7.4)	(3.1)
Amortization and depreciation	12.8	13.9
Foreign exchange loss (gain)	—	1.0
Special charges and restructuring costs	10.8	13.4
Stock-based compensation	3.3	3.5
Debt retirement and other debt costs	18.0	1.3

Adjusted EBITDA from continuing operations	21.0	22.7
Adjusted EBITDA from discontinued operations(1)	(12.2)	2.9

Adjusted EBITDA	$8.8	$25.6

(1)	The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the quarter ended March 31, 2017 consists of interest expense of $3.7 million, income tax recovery of $6.6 million, amortization and depreciation of $nil, special charges and restructuring costs of $nil, stock-based compensation of $nil and a gain on the sale of the business of $7.9 million. The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the quarter ended March 31, 2016 consists of interest expense of $5.5 million, income tax recovery of $7.4 million, amortization and depreciation of $11.5 million, special charges and restructuring costs of $2.4 million, stock-based compensation of $0.8 million and purchase accounting adjustments of $0.7 million

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Non-GAAP Net Income (Loss)

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended March 31, 2017	Quarter Ended March 31, 2016
Net loss	$(21.1)	$(22.4)
Net loss from discontinued operations	1.4	10.6

Net loss from continuing operations	(19.7)	(11.8)
Income tax expense (recovery)	(7.4)	(3.1)

Net loss from continuing operations, before income taxes	(27.1)	(14.9)

Adjustments:
Foreign exchange gain	—	1.0
Special charges and restructuring costs	10.8	13.4
Stock-based compensation	3.3	3.5
Amortization of acquisition-related intangibles assets	8.6	8.8
Debt retirement and other debt costs	18.0	1.3

Non-GAAP net income from continuing operations, before income taxes	13.6	13.1
Non-GAAP tax expense(1)	(2.7)	(2.6)

Non-GAAP net income from continuing operations	10.9	10.5
Non-GAAP net loss from discontinued operations(2)	(12.7)	(3.2)

Non-GAAP net income (loss)	$(1.8)	$7.3

Non-GAAP net income per share, diluted:
Non-GAAP net income per common share, continuing operations	$0.09	$0.08
Non-GAAP net loss per common share, discontinued operations	$(0.10)	$(0.02)
Non-GAAP net income (loss) per common share	$(0.01)	$0.06
Weighted-average number of common shares outstanding, fully diluted (in millions):	126.1	125.0

(1)	Non-GAAP tax expense is based on an effective tax rate of 20%.
(2)	The reconciliation of net loss from discontinued operations to Non-GAAP net income from discontinued operations for the quarter ended March 31, 2017 consists of amortization of acquisition-related intangible assets of $nil, special charges and restructuring costs of $nil, stock-based compensation of $nil, income tax recovery of $3.4 million and a gain on the sale of the business of $7.9 million.

The reconciliation of net loss from discontinued operations to Non-GAAP net loss from discontinued operations for the quarter ended March 31, 2016 consists of amortization of acquisition-related intangible assets of $10.1 million, special charges and restructuring costs of $2.4 million, stock-based compensation of $0.8 million, income tax recovery of $6.6 million and purchase accounting adjustments of $0.7 million.

MITEL NETWORKS CORPORATION

Reconciliation of Guidance

Non-GAAP Net Income and Adjusted EBITDA to GAAP Net Income (Loss), before income taxes

(in millions of US dollars)

(unaudited)

As a percentage of Revenue
Non-GAAP net income	5.5% - 9.5%
Non-GAAP tax expense(1)	(3.0%) - (1.5%)

Non-GAAP net income, before income taxes	7.0% - 12.5%
Adjustments(2):
Special charges and restructuring costs(3)	4.0% - 5.0%
Stock-based compensation	1.5%
Amortization of acquisition-related intangibles assets	3.5% - 4.0%

Net income (loss), before income taxes(4)	(3.5%) - 3.5%

Adjusted EBITDA	10.0% - 15.0%
Adjustments(2):
Interest expense	1.0%
Amortization and depreciation	5.0% - 6.0%
Special charges and restructuring costs(3)	4.0% - 5.0%
Stock-based compensation	1.5%

Net income (loss), before income taxes(4)	(3.5%) - 3.5%

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 23%.
(2)	Adjustments for foreign exchange, purchase accounting adjustments and debt retirement costs are not available without unreasonable efforts and are excluded from the reconciliation due to the high variability, complexity and low visibility. We expect the adjustments to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
(3)	The amount and timing of special charges and restructuring costs depend on several factors, including future revenue levels, opportunities for operating efficiencies, and the size and timing of acquisition activities. As a result, we expect the charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
(4)	The guidance reconciliations above reconcile to GAAP net income (loss), before income taxes, as opposed to GAAP net income (loss), because income tax expense (recovery) guidance is not available without unreasonable efforts due to the high variability, complexity and low visibility of the Company’s quarterly income tax provision. We expect income tax expense (recovery) to have a significant, and potentially unpredictable, impact on our future GAAP financial results.